Exhibit 10.10

AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO THE PROMISSORY NOTE (the “Amendment”) is made as of December 27 2022 (the “Effective Date”), by and between PishPosh, Inc., a Delaware corporation (the “Company”), and Moishe Hartstein (the “Holder”).

WITNESSETH

WHEREAS, on November 15, 2021, Pish Posh Baby LLC, a New Jersey limited liability company (“PPB”), executed and delivered to the Holder, that certain Promissory Note in the principal amount of One Million Twenty Five Thousand and 00/100 Dollars ($1,025,000.00) (the “Note”);

WHEREAS, on February 25, 2022, PPB merged with an into the Company, with the Company surviving the merger and succeeding to the business of PPB;

WHEREAS, Holder is the present owner and holder of, and the Company is the current obligor under the Note;

WHEREAS, the Holder and the Company desire to amend the Note pursuant to the terms set forth herein, effective as of the Effective Date.

NOW THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, the Company and Holder agree as follows:

1.	The defined term “Payment Date” in the introductory paragraph of the Note shall mean the earlier of (a) March 31, 2024, and (b) the date on which all amounts under the Note become due and payable pursuant to Section 5 of the Note.

2.	Except as modified herein, the terms and conditions of the Note are hereby ratified and in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment has been duly authorized, executed acknowledged and delivered by the undersigned on the date first written above.

COMPANY:

PISHPOSH, INC.

By:	/s/ Charlie Birnbaum
Name:	Charlie Birnbaum
Title:	Chief Operating Officer

HOLDER:

/s/ Moishe Hartstein
Moishe Hartstein